Exhibit 99.1

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Wilsons The Leather Experts Inc.

     A signed original of this written statement required by Section 906 has been provided to Wilsons The Leather Experts Inc. and will be retained by Wilsons The Leather Experts Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 12, 2003	/s/ Joel N. Waller Joel N. Waller, Chairman and Chief Executive Officer (principal executive officer)

Date: June 12, 2003	/s/ Peter G. Michielutti Peter G. Michielutti, Executive Vice President and Chief Financial Officer (principal financial and accounting officer)